EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



NAME OF SUBSIDIARY                STATE OF INCORPORATION        PERCENT OWNED
------------------                ----------------------        -------------

Norman Enterprises, Inc.                    California                   100%

Nord Photo Engineering, Inc.                Minnesota                    100%